Exhibit 10.50
AMENDMENT NO. 2
TO
2009 RESTATEMENT OF ENERGIZER HOLDINGS, INC.
DEFERRED COMPENSATION PLAN
     WHEREAS, Energizer Holdings, Inc. (“Company”) adopted the Energizer Holdings, Inc, Deferred Compensation Plan (“Grandfathered Plan”) effective as of April 1, 2000; and
     WHEREAS, in connection with complying with Section 409A of the Internal Revenue Code of 1986, as amended (“Code”), and effective as of January 1, 2009, the Company amended and restated the Plan to provide for, inter alia, administration of the portion of each Participant’s Account earned or vested on or after January 1, 2005 (“Non- Grandfathered Account”) in accordance with the 2009 Restatement of the Energizer Holdings, Inc, Deferred Compensation Plan (“Plan”); and
     WHEREAS, the Energizer Plans Administrative Committee (“EPAC”) has been delegated authority to amend the Plan document; and
     WHEREAS, EPAC desires to amend the Plan to provide, among other things, for a special one-time Company contribution to the accounts of certain participants;
     NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 2009 as follows:
I.
     A new Section 2.1(kk) is added to the Plan and existing Sections 2.1(kk) through 2.1(uu) are renumbered accordingly:
“(kk) “Special One-Time Company Contribution” means the amount of contribution made by the Company and/or a Subsidiary on behalf of a Participant (i) who elected to make a Bonus Deferral to the Plan for the 2009 Plan Year and (ii) whose participation in the Company’s 2009 Annual Bonus Program and Two-Year portion of the Company’s 2008 Annual Bonus Program was rescinded by the February 6, 2009 unanimous consent of the Nominating and Executive Compensation Committee of the Board, subject to the provisions of Section 4.4.”
II.
     A new section 4.5 is added to the Plan and existing sections 4.5 and 4.6 are renumbered accordingly:
“4.5 Special One-Time Company Contribution

For the 2009 Plan year, the Company and/or its Subsidiaries shall make a Special One-Time Company Contribution with respect to the Bonus Deferrals of each Participant whose participation in the Company’s 2009 Annual Bonus Program and Two-Year portion of the Company’s 2008

Annual Bonus Program was rescinded by the February 6, 2009 unanimous consent of the Nominating and Executive Compensation Committee of the Board; provided, however, that (i) the amount of such Special One-Time Company Contribution shall be equal to 25% of a Participant’s Bonus Deferral that would have been made to the Plan in 2009 had such Participant’s participation in the Company’s 2009 Annual Bonus Program and Two-Year portion of the Company’s 2008 Annual Bonus Program not been rescinded by the February 6, 2009 unanimous consent of the Nominating and Executive Compensation Committee of the Board; and (ii) no Special One-Time Company Contribution shall be made with respect to a Participant if such Participant incurs a Termination of Employment before the Bonus Compensation which he or she elected to defer would otherwise have been paid in cash. Anything contained herein to the contrary notwithstanding, the Nominating and Executive Compensation Committee of the Board shall approve the Special One-Time Company Contribution, if any, made with respect to a Participant who is an executive officer as defined in the Securities and Exchange Act of 1934 and the regulations promulgated thereunder,”
III.
     Sections 5.2 of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:
“5.2 Vesting in Matching and Special One-Time Company Contributions

(a) Employees — A Participant who is an Employee shall become 100% vested in the amounts allocated to his or her Account attributable to his or her Matching Contributions for a Plan Year and/or his or her Special One-Time Company Contribution for the 2009 Plan Year upon the expiration of thirty-six (36) months beginning on the first day of the first full month following the date such Matching Contributions and/or Special One-Time Company Contribution are credited to his or her Account. In the event such Participant incurs a Termination of Employment, the amounts allocated to his or her Account attributable to his or her Matching Contributions and/or Special One-Time Company Contribution in which such Participant is vested shall be determined as of the date of such Termination of Employment unless otherwise provided in paragraph (b) if this Section 5.2.
(b) Notwithstanding the foregoing, a Participant who is an Employee shall become 100% vested in the amounts allocated to his or her Account attributable to his or her Matching Contributions and/or his or her Special One-Time Company Contribution upon the Participant’s Retirement, death, Disability, involuntary Termination of Employment (other than Termination for Cause) or upon a Change of Control if the Participant incurs a Termination of Employment within twelve (12) months following such Change of Control, and if such Termination of Employment is by the Participant for Good Reason, or such Termination of Employment is by the Company or a Subsidiary, for any reason other than Cause.
(c) Directors — a Participant who is a Director shall always be 100% vested in the amounts allocated to his or her account attributable to his or her Matching Contributions.”
IV.
     Section 6.3 of the Plan is hereby amended to add a new fifth paragraph to said Section and existing paragraphs are renumbered accordingly:
“Special One-Time Company Contributions must be invested in the Stock Unit Fund for a period of not less than thirty-six (36) months beginning on the date such Special One-Time Company Contribution is credited to a Participant’s account”
V.
     Section 6.4 of the Plan is hereby deleted in its entirely and the following is substituted in lieu thereof:
“6.4 Hypothetical Nature of Account.

The Account established under this Article VI shall be hypothetical in nature and shall be maintained for bookkeeping purposes only. Neither the Plan nor any of the Accounts (or subaccounts) established hereunder shall hold any actual funds or assets. The right of any person to receive one or more payments under the Plan shall be an unsecured claim against the general assets of the Company or Subsidiary for which the Participant worked when the Deferrals, Matching Contributions, and/or Special One-Time Company Contributions were made. Any liability of the Company or Subsidiary to any Participant, former Participant, or Beneficiary with respect to a right to payment shall be based solely upon contractual obligations created by the Plan. Neither the Company and/or any Subsidiary, the Board, nor any other person shall be deemed to be a trustee of any amounts to be paid under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and/or any Subsidiary and a Participant or any other person.”
VI.
     Section 7.1(a) of the Plan is hereby deleted in its entirely and the following is substituted in lieu thereof:
     “(a) Employees — With respect to a Participant who is an Employee, the amounts allocated to a Participant’s account attributable to

Deferrals, vested Matching Contributions, and/or vested Special One-Time Company Contributions for a Plan Year shall be distributed (or begin to be distributed, in the case of annual installment payments) to such Participant on the earlier of (i) a date within sixty (60) days of the January 1 immediately following the last day of the Deferral Period for such Plan Year, or (ii) the six month anniversary of the Participant’s Termination of Employment.
VII.
     The first paragraph of Section 7.3 of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:
     “The amounts allocated to a Participant’s account attributable to Deferrals, vested Matching Contributions, and/or vested Special One-Time Company Contributions, made to the Plan for a Plan Year, shall be distributed to the Participant specified as follows:”
     IN WITNESS WHEREOF, EPAC has caused this Amendment No. 2 to the Plan to be executed on behalf of the Company by a duly authorized member of EPAC this 17th day of April, 2009.

ENERGIZER HOLDINGS, INC.
/s/ Peter J. Conrad
Peter J. Conrad
Vice President Human Resources

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